EXHIBIT 107

Calculation of Filing Fee Tables

424H
(Form Type)

World Omni Auto Receivables LLC
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series 2023-B	457(s)	$217,000,000	100%	$217,000,000	.00011020	$23,913.40
	Asset-Backed Securities	Class A-2a and Class A-2b Asset-Backed Notes, Series 2023-B	457(s)	$383,000,000	100%	$383,000,000	.00011020	$42,206.60
	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series 2023-B	457(s)	$297,200,000	100%	$297,200,000	.00011020	$32,751.44
	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series 2023-B	457(s)	$99,500,000	100%	$99,500,000	.00011020	$10,964.90
	Asset-Backed Securities	Class B Asset-Backed Notes, Series 2023-B	457(s)	$31,390,000	100%	$31,390,000	.00011020	$3,459.18
	Asset-Backed Securities	Class C Asset-Backed Notes, Series 2023-B	457(s)	$15,740,000	100%	$15,740,000	.00011020	$1,734.55
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,043,830,000		$115,030.07
	Total Fees Previously Paid
	Total Fee Offsets							$15,052.33
	Net Fee Due							$99,977.74

(1) Estimated solely for purposes of calculating registration fee.

(2) Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	World Omni Auto Receivables LLC	424H	333-261470	April 4, 2023		$4,101.98(4)	Asset-Backed Securities	Asset-Backed Notes, Series 2023-B	Class B Asset-Backed Notes, Series 2022-B(3); and Class C Asset-Backed Notes, Series 2022-B(3)	$44,250,000
Fee Offset Sources	World Omni Auto Receivables LLC	424H	333-261470		May 18, 2022						$4,101.98
Fee Offset Claims	World Omni Auto Receivables LLC	424H	333-261470	April 4, 2023		$4,216.01(4)	Asset-Backed Securities	Asset-Backed Notes, Series 2023-B	Class B Asset-Backed Notes, Series 2022-C, and Class C Asset-Backed Notes, Series 2022-C	$45,480,000
Fee Offset Sources	World Omni Auto Receivables LLC	424H	333-261470		July 27, 2022						$4,216.01
Fee Offset Claims	World Omni Auto Receivables LLC	424H	333-261470	April 4, 2023		$5,068.11(4)	Asset-Backed Securities	Asset-Backed Notes, Series 2023-B	Class B Asset-Backed Notes, Series 2022-D, and Class C Asset-Backed Notes, Series 2022-D	$45,990,000
Fee Offset Sources	World Omni Auto Receivables LLC	424H	333-261470		November 2, 2022						$5,068.11
Fee Offset Claims	World Omni Auto Receivables LLC	424H	333-261470	April 4, 2023		$1,666.23(4)	Asset-Backed Securities	Asset-Backed Notes, Series 2023-B	Class C Asset-Backed Notes, Series 2023-A	$15,120,000
Fee Offset Sources	World Omni Auto Receivables LLC	424H	333-261470		February 1, 2023						$1,666.23

(3) The “Security Class Title” on the filing fee exhibit with respect to the prior registration statement associated with the claimed offset contains a scrivener’s error incorrectly titling such securities as “Series 2022-A”.

(4) The registrant has completed the offering that included the unsold securities associated with the claimed offset under the prior registration statement.

2